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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement No. 333-914511 of Republic Bancorp, Inc., of our report dated January 11, 2001 on the consolidated financial statements of Republic Bancorp, Inc. as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 as included in the registrant's annual report on Form 10-K.

Crowe, Chizek and Company LLP

Louisville, Kentucky
March 15, 2001